Contacts

EpiCept Corporation:	Investors:
777 Old Saw Mill River Road Tarrytown, NY 10591 Robert W. Cook (914) 606-3500 investor@epicept.com	Lippert/Heilshorn & Associates Kim Sutton Golodetz (212) 838-3777 kgolodetz@lhai.com or Bruce Voss (310) 691-7100 bvoss@lhai.com

Media:
Feinstein Kean Healthcare Greg Kelley (617) 577-8110 gregory.kelley@fkhealth.com

EpiCept Increases Exercise Price of Warrants in June 2010 Offering

TARRYTOWN, N.Y. (July 14, 2010) – EpiCept Corporation (Nasdaq and OMX Nordic Exchange: EPCT) has amended the exercise price of its Series A Warrants and Series B Warrants sold in June 2010 from $1.57 per share to $1.64 per share. The exercise price was amended by Amendment No.1 dated as of July 8, 2010, to the Securities Purchase Agreement between EpiCept and each of the purchasers signatory thereto, which amended the Securities Purchase Agreement dated June 25, 2010 between EpiCept and each of the purchasers signatory thereto. Other than the exercise price of the Warrants, all other terms of the Warrants, and all other terms of the Securities Purchase Agreement dated June 25, 2010, remain in full force and effect. EpiCept had 44.2 million shares of common stock outstanding immediately before the offering, and after consummation of the offering there are now 50.4 million shares outstanding (without taking into effect the issuance of any shares that would be outstanding after exercise of either the Series A or Series B Warrants also issued in the offering).

On July 9, 2010, EpiCept received a letter from the Nasdaq Stock Market stating that the original exercise price of the Warrants of $1.57 per share, which was the closing sale price of EpiCept’s common stock on June 25, 2010, the date of the Securities Purchase Agreement, amounted to a discount to market price, given that it was lower than the closing bid price of EpiCept’s common stock on that date, which was $1.64, and that EpiCept had therefore violated the shareholder approval rule as set forth in Listing Rule 5635(d)(2). On July 13, 2010, EpiCept received a letter from Nasdaq stating that, based on EpiCept’s amendment of the exercise price of the Warrants to $1.64 under Amendment No.1 to the Securities Purchase Agreement, Nasdaq had determined that EpiCept had complied with Listing Rule 5635(d)(2) and that the matter is now closed.

About EpiCept Corporation

EpiCept is focused on the development and commercialization of pharmaceutical products for the treatment of cancer and pain. The Company’s lead product is Ceplene®, which has been granted full marketing authorization by the European Commission for the remission maintenance and prevention of relapse in adult patients with Acute Myeloid Leukemia (AML) in first remission. The Company has two oncology drug candidates currently in clinical development that were discovered using in-house technology and have been shown to act as vascular disruption agents in a variety of solid tumors. The Company’s pain portfolio includes EpiCept™ NP-1, a prescription topical analgesic cream in late-stage clinical development designed to provide effective long-term relief of pain associated with peripheral neuropathies.

Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that Ceplene® will not receive regulatory approval or marketing authorization in the United States or Canada, the risk that Ceplene® will not achieve significant commercial success, the risk that any required post-approval clinical study for Ceplene® will not be successful, the risk that we will not be able to maintain our final regulatory approval or marketing authorization for Ceplene®, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, the risks associated with our ability to continue to meet our obligations under our existing debt agreements, the risk that Azixa™ will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myriad, the risk that the development of our other apoptosis product candidates will not be successful, the risk that clinical trials for EpiCeptTM NP-1 or crolibulinTM will not be successful, the risk that EpiCept™ NP-1 or crolibulinTM will not receive regulatory approval or achieve significant commercial success, the risk that we will not be able to find a partner to help conduct the Phase III trials for EpiCept™ NP-1 on attractive terms, a timely basis or at all, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that we will not obtain approval to market any of our product candidates, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

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EPCT-GEN
*Azixa is a registered trademark of Myriad Genetics, Inc.